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EXHIBIT 10.1                                                    EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated effective as of July 18, 2008, among Integrated Healthcare Holdings, Inc., a Nevada corporation (the "COMPANY"), Kali P. Chaudhuri, M.D., an individual ("INVESTOR"), and William E. Thomas, an individual ("THOMAS") (for purposes of Articles IV and VI only).

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to Investor the Purchase Right (defined below) and the Shares (defined below), and Investor desires to purchase and receive the Purchase Right, as more fully described in this Agreement.

         As a condition and inducement to Investor entering into this Agreement and incurring the obligations and taking the actions set forth herein, concurrently with the execution and delivery of this Agreement, the Company, Lenders (defined below), Healthcare Financial (defined below) and the Subsidiary Borrowers (defined below) are entering into the Payoff Agreement (defined below). In addition, Investor is exercising the Exercised Warrants (defined below) and entering into the Option and Standstill Agreement (defined below) concurrent with his entry into this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "4.95% WARRANT" means a warrant dated October 9, 2007 issued to Healthcare Financial to purchase a minimum of 16,880,484 shares of common stock (subject to certain adjustments described in the warrant) of the Company, as amended by amendment no. 1 dated effective as of the effective date of this Agreement.

                  "$10.7 MILLION CREDIT FACILITY" means the Credit Agreement dated effective October 9, 2007 among the Company and the Subsidiary Borrowers, as borrowers; the Credit Parties, as credit parties; West Coast and OC-PIN as guarantors; and MPFC III, as lender, and related documents.

                  "$10.7 MILLION NOTE" means the $10,700,000 Convertible Term Note dated October 9, 2007, executed by the Company and the Subsidiary Borrowers, jointly and severally as maker, payable to the order of MPFC III or its successors, nominees or assigns, as holder.

                  "31.09% WARRANT" means a warrant dated December 12, 2005 issued to Healthcare Financial to purchase a minimum of 26,097,561 shares of common stock (subject to certain adjustments described in the warrant) of the Company, as amended by amendment no. 1 dated effective as of April 6, 2006, amendment no. 2 dated October 9, 2007 and amendment no. 3 dated effective as of the effective date of this Agreement.

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                  "$50 MILLION CREDIT FACILITY" means the $50,000,000 revolving credit facility and related documents among Borrower, Subsidiaries, MPFC I, and the Credit Parties.

                  "$80 MILLION CREDIT FACILITY" means the $80,000,000 credit facility and related documents among Borrower, Subsidiaries, MPFC II, and the Credit Parties.

                  "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

                  "CALIFORNIA COURTS" means the state and federal courts sitting in the County of Orange, State of California.

                  "CLOSING" means the closing of the purchase and sale of the Securities pursuant to Article II.

                  "CLOSING DATE" means the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree, but no later than the Outside Date.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "COMPANY COUNSEL" means Reed Smith LLP and Lionel Sawyer & Collins.

                  "COMPANY DELIVERABLES" has the meaning set forth in Section 2.2(a).

                  "CREDIT FACILITIES" means the $10.7 Million Credit Facility, the $80 Million Credit Facility and the $50 Million Credit Facility.

                  "CREDIT PARTIES" means Pacific Coast Holdings Investment, LLC, a California limited liability company, West Coast, Ganesha Realty, LLC, a California limited liability company, and OC-PIN.

                  "DISCLOSURE MATERIALS" has the meaning set forth in Section 3.1(h).


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                  "LATEST FORM 10-K" means the annual report on Form 10-K for the fiscal year ended March 31, 2008, filed by the Company on July 14, 2008.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXERCISED WARRANTS" means the Stock Purchase Warrant dated January 31, 2005 issued by the Company to Investor initially with respect to 60,000,000 shares of Common Stock, together with the Stock Purchase Warrant dated January 31, 2005 issued by the Company to Thomas initially with respect to 14,700,000 shares of Common Stock and assigned to Investor by Thomas as to the remaining underlying 4,895,712 shares of Common Stock.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "HEALTHCARE FINANCIAL" means Healthcare Financial Management & Acquisitions, Inc., a Nevada corporation.

                  "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
Section 3.1(p).

                  "INVESTMENT AMOUNT" means $6,968,268.01.

                  "INVESTOR PARTY" has the meaning set forth in Section 4.6.

                  "LENDERS" means MPFC I, MPFC II and MPFC III.

                  "LIEN" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

                  "MATERIAL ADVERSE EFFECT" means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document or any of the Credit Facilities, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document or any of the Credit Facilities.

                  "MPFC I" means Medical Provider Financial Corporation I, a Nevada corporation.

                  "MPFC II" means Medical Provider Financial Corporation II, a Nevada corporation.

                  "MPFC III" means Medical Provider Financial Corporation III, a Nevada corporation.

                  "OC-PIN" means Orange County Physicians Investment Network, LLC, a Nevada limited liability company.

                  "OPTION AND STANDSTILL AGREEMENT" means the Option and Standstill Agreement among MPFC I, MPFC II, Healthcare Financial and Investor.

                  "OUTSIDE DATE" means 5:00 p.m. California time on January 10, 2009.

                  "PAYOFF AGREEMENT" means the Early Loan Payoff Agreement dated effective as of the effective date hereof, among the Company, the Subsidiary Borrowers, Healthcare Financial and Lenders.

                  "PER SHARE PURCHASE PRICE" equals $0.11.


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                  "PERSON" means an individual or corporation, partnership,
trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "PURCHASE RIGHT" means Investor's right, in his sole discretion, to purchase the Shares pursuant to this Agreement.

                  "RESCISSION AGREEMENT" means the Rescission, Restructuring and Assignment Agreement dated as of January 27, 2005 among the Company, Investor, Thomas, OC-PIN and Anil V. Shah, M.D.

                  "REGISTRABLE SECURITIES" means the Shares, the Warrant Shares, the shares issued or issuable at any time upon exercise by Investor and/or Thomas under the Exercised Warrants, and any securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to such shares of Common Stock.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

                  "SEC REPORTS" has the meaning set forth in Section 3.1(h).

                  "SECURITIES" means the Shares, the Warrants and the Warrant Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHARES" means the shares of Common Stock issued or issuable to Investor pursuant to this Agreement (excluding any Warrant Shares).

                  "SUBSIDIARY" means each of the Subsidiary Borrowers and each "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

                  "SUBSIDIARY BORROWERS" are each of the following California corporations: WMC-SA, Inc., WMC-A, Inc., Chapman Medical Center, Inc. and Coastal Communities Hospital, Inc.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); PROVIDED, that if the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, or the OTC Bulletin Board on which the Common Stock is principally listed or quoted for trading on the date in question.


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                  "TRANSACTION DOCUMENTS" means this Agreement, the Payoff
Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

                  "WARRANTS" means the 4.95% Warrant and the 31.09% Warrant.

                  "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

                  "WEST COAST" means West Coast Holdings, LLC, a California limited liability company.

                                  ARTICLE II.
                          EXECUTION, PURCHASE AND SALE

         2.1 EXECUTION AND INITIAL DELIVERIES.

                  (a) Concurrent with the full execution of this Agreement, Investor shall deliver or cause to be delivered to the Company:

                           (i) $50,000.00 in United States dollars and in
immediately available funds, in consideration for Investor's receipt of the Purchase Right; and

                           (ii) exercise notices covering the exercise of each
of the Exercised Warrants in full, together with a copy of the executed Assignment of Warrant dated January 31, 2005 issued to Thomas; and

                           (iii) funds in the aggregate amount of $3,731,731.95,
in United States dollars and in immediately available funds, representing the exercise price under the Exercised Warrants.

                  (b) Concurrent with the full execution of this Agreement, the Company hereby grants the Purchase Right to Investor and shall deliver or cause to be delivered to Investor:

                           (i) irrevocable instructions to the Company's
transfer agent to promptly deliver a certificate or certificates in denominations requested by Investor evidencing an aggregate of 24,878,213 shares of Common Stock issuable to Investor upon exercise of the Exercised Warrants, registered in the name of Investor;

                           (ii) a copy of the Payoff Agreement, duly executed by
the Company, the Subsidiary Borrowers, Healthcare Financial and Lenders;

                           (iii) the legal opinions of Company Counsel, in
agreed forms, addressed to Investor and Thomas;

                           (iv) certifications acknowledging and agreeing that
the execution of the Transaction Documents, the consummation of the transactions contemplated thereby, and/or the exercise of the Exercised Warrants or the Warrants will not give rise to or trigger any severance, termination or other rights or obligations of the Company under any employment, consulting or similar agreements or arrangements to which the Company, any member of the Board of Directors of the Company, Bruce Mogel, Steve Blake, Dan Brothman, Scott Schoeffel or Jerry Kanaly is a party or is otherwise bound, duly executed by each party to such agreements or arrangements; and


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                           (v) resolutions of the Board of Directors or
Compensation Committee of the Board of Directors of the Company, as appropriate, affirming all outstanding awards under the Company's 2006 Stock Incentive Plan and any ensuring no such awards are affected by the execution of the Transaction Documents, the consummation of the transactions contemplated thereby, and/or the exercise of the Exercised Warrants or Warrants, which resolutions are certified by the Secretary of the Company.

         2.2 CLOSING AND CLOSING DELIVERIES. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Investor, and Investor shall purchase from the Company, the Shares representing the Investment Amount. The Closing, if any, shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626 on the Closing Date or at such other location or time as the parties may agree.

                  (a) At the Closing, the Company shall deliver or cause to be delivered to Investor the following (the "COMPANY DELIVERABLES"):

                           (i) irrevocable instructions to the Company's
transfer agent to promptly deliver a certificate or certificates in denominations requested by Investor evidencing an aggregate number of Shares equal to the Investment Amount divided by the Per Share Purchase Price (i.e., 63,347,891 Shares), registered in the name of Investor;

                           (ii) the legal opinions of Company Counsel addressed
to Investor and in such forms as are reasonably requested by Investor; and

                           (iii) certificates of officers as required under
Section 5.1 of this Agreement.

                  (b) At the Closing, Investor shall deliver or cause to be delivered to the Company the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to Investor:

                  (a) SUBSIDIARIES AND VENTURES. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as pledged to Lenders under the Credit Facilities, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary owns an interest in, participates in or engages in any joint venture, partnership or similar arrangement with any Person.

                  (b) ORGANIZATION AND QUALIFICATION. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification

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necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, to the extent required, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (e) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than those that have been made or obtained prior to the date of this Agreement and the following, which will be timely made or obtained: (i) the filing with the Commission of one or more registration statements in accordance with Article IV, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) notification to the Company's transfer agent of the issuance of the Shares and Warrant Shares, and (vi) certain approvals or notices that the Company obtained from or submitted to governmental authorities relating to the operation by the Company of general acute care hospitals must be updated any time there is a material change of ownership of the Company, including a new stockholder who owns 10% or more of the outstanding shares of the Company.

                  (f) ISSUANCE OF THE SECURITIES. The Securities have been duly authorized and the Warrants have been duly and validly issued and, when issued and paid for in accordance with the Transaction Documents and the Warrants, the Shares and the Warrant Shares will be duly and validly issued, fully paid and

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nonassessable, and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares, assuming the payoff of the $10.7 Million Note in accordance with the terms of the Payoff Agreement, which payoff will be timely made if and when the Closing occurs.

                  (g) CAPITALIZATION. The only class of capital stock that the Company is authorized to issue is Common Stock. The total number of shares of Common Stock outstanding is 137,095,716, excluding the issuances of Shares and Warrant Shares being made hereunder. The total number of shares of Common Stock issuable upon full exercise of options outstanding under the Company's option plan (whether or not vested or exercisable) is 7,445,000. Other than rights granted to Investor and Thomas pursuant to the Rescission Agreement, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than the Warrants, the Exercised Warrants, the 7,445,000 options, the $10.7 Million Note and the Purchase Right granted hereunder, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, except as set forth in the first paragraph of
Section 3 of each of the Warrants.

                  (h) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement (if any), the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) MATERIAL CHANGES. Since March 31, 2008, which is the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not


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incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) LITIGATION. To the Company's knowledge, other than Orange County Superior Court Case No. 00108983 filed July 8, 2008 by OC-PIN against the Company and Orange County Superior Court Case No. 00109286 filed July 15, 2008 by OC-PIN against the Company and Bruce Mogel, there is no Action which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as set forth in the Latest Form 10-K could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Latest Form 10-K and except for Case No. 00109286 referenced above, there is no litigation pending or, to the Company's knowledge threatened, that is material and required to be disclosed in the Latest Form 10-K or any current report on Form 8-K or quarterly report on Form 10-Q for any subsequent period. Except as set forth in the Latest Form 10-K and except for Case No. 00109286 referenced above, none of the litigation matters seek injunctive relief against, or allege criminal misconduct of, the Company, any Subsidiary, or to the Company's knowledge, any of the Company's other Affiliates. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except for the Actions specifically disclosed in the SEC Reports. To the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) LABOR RELATIONS. Unless and except as set forth in the Latest Form 10-K, no material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company or any Subsidiary. Hours worked by and payment made to employees of the Company and each Subsidiary comply in all material respects with the Fair Labor Standards Act and other applicable laws, except where the failure to so comply would not have or reasonably be expected result in a Material Adverse Effect. There are no complaints or charges against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened to be filed with any governmental authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any Subsidiary of any individual which would be reasonably likely to have a Material Adverse Effect.

                  (l) COMPLIANCE. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except

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in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it.

                  (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

                  (n) TITLE TO ASSETS. Neither the Company nor any of the Subsidiaries has title to any real property. The Company and the Subsidiaries have title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens in favor of Lenders under the Credit Facilities and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. To the Company's knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (o) INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company's and such Subsidiaries' respective lines of business.

                  (p) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except for the transactions contemplated hereby and as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. The execution of the Transactions Documents, the consummation of the transactions contemplated thereby, and/or the exercise of the Exercised Warrants or the Warrants will not give rise to or trigger any severance, termination or other rights or obligations of the Company under any employment, consulting or similar agreements or arrangements to which the Company is a party or is otherwise bound, except with respect to rights or obligations under agreements or arrangements with individuals other than members of the Board of Directors of the Company or the executives named in Section 2.1(b)(iv) where such rights or obligations could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (q) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the year ended March 31, 2008 (such date, the "EVALUATION DATE"). The Company presented in the Latest Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the Latest Form 10-K, since the Evaluation Date, there have been no changes in the Company's internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange
Act) that have materially affected or are reasonably likely to materially affect, the Company's internal controls.

                  (r) SOLVENCY. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (s) CERTAIN FEES. Except for $30,000 payable to De Joya Griffith & Company, LLC, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by Investor pursuant to agreements made by Investor, which fees or commissions shall be the sole responsibility of Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (t) CERTAIN REGISTRATION MATTERS. Assuming the accuracy of Investor's representations and warranties set forth in Section 3.2(b)(iv)-(iv), no registration under the Securities Act is required for the offer and sale of the Shares by the Company. Subject to Rule 415 under the Securities Act, which may limit the amount of shares eligible to be registered by the Company for resale by Investor at a particular point in time, the Company is eligible to register the resale of the Registrable Securities by Investor on Form S-1 promulgated under the Securities Act. Except for the registration rights granted to Healthcare Financial as specified in the Warrants and except for the registration rights that were granted to MPFC III as specified in the $10.7 Million Note and are terminated upon the closing of the Payoff Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggyback" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (u) LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents and Warrants does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company is required for the Company to issue and deliver to Investor the Securities contemplated by Transaction Documents and Warrants.

                  (v) INVESTMENT COMPANY. Except to the extent caused by the actions or status of the Investor, the Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) NO ADDITIONAL AGREEMENTS. The Company does not have any agreement or understanding with Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. The Company acknowledges and agrees that Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

                  (x) DISCLOSURE. All Disclosure Materials provided to Investor regarding the Company, its business and the transactions contemplated hereby, furnished by the Company (including the Company's representations and warranties set forth in the Transaction Documents and Warrants) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.2 REPRESENTATIONS AND WARRANTIES OF INVESTOR.

                  (a) Upon execution of this Agreement, Investor represents and warrants to the Company that this Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) Upon Closing of this Agreement, Investor shall represent and warrant to the Company as follows:

                           (i) INVESTMENT INTENT. Investor is acquiring the
Shares as principal for his own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to Investor's right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by Investor to hold the Shares for any period of time. Investor is acquiring the Shares hereunder in the ordinary course of his business. Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

                           (ii) INVESTOR STATUS. At the time Investor was
offered the Shares, he was, and at the Closing he is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

                           (iii) GENERAL SOLICITATION. Investor is not
purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                           (iv) ACCESS TO INFORMATION. Investor acknowledges
that he has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Investor or his representatives or counsel shall modify, amend or affect Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents and Warrants.

                           (v) BLUE SKY. The state shown in the address for
notice set forth under Investor's name on Investor's signature page hereof is Investor's state of residence for Blue Sky purposes.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 LEGEND RESTRICTION.

                  (a) The Shares may only be disposed of in compliance with state and federal securities laws. Certificates evidencing the Shares will contain the following legend, until such time as the legend is not required under Section 4.1(b):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                  (b) Except as set forth in Section 4.1(c), certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(a)): (i) following a sale or transfer of such Shares or Warrant Shares pursuant to an effective registration statement, or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or
(iii) while such Shares or Warrant Shares are eligible for sale without restriction under Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, except for stop transfer instructions for Affiliates of the Company.

                  (c) The Shares shall contain the following restrictive legend until expiration or earlier termination of the Irrevocable Proxy made as of July 2, 2007 by and between Bruce Mogel and Investor, at which time the Company shall cause removal of the legend upon written request of Investor:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN IRREVOCABLE PROXY WHICH GRANTS TO ANOTHER PARTY THE RIGHT TO VOTE THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH IRREVOCABLE PROXY. A COPY OF SUCH IRREVOCABLE PROXY WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

         4.2 REGISTRATION RIGHTS. At the Closing, the following provisions shall supersede and replace the registration provisions contained or incorporated by reference in the Rescission Agreement:

                  (a) The Company shall file registration statements under the Securities Act covering the resale of all or any portion of the Registrable Securities requested in writing by Investor or Thomas to be registered from time to time (or such lesser number of Registrable Securities as is required by the Commission pursuant to Rule 415 under the Securities Act). If Investor and Thomas determine that the distribution of the Registrable Securities will be made by means of an underwriting, then the underwriter will be selected by Investor and Thomas and shall be reasonably acceptable to the Company, and Investor and Thomas shall (together with the Company as provided hereinbelow) enter into an underwriting agreement in a customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4.2, if the underwriter advises Investor and Thomas in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the Registrable Securities with respect to the registration, including (without limitation) all registration, filing, and qualification fees, printing and accounting fees relating thereto and the fees and disbursements of one counsel for Investor and Thomas selected by them.

                  (b) The Company covenants and agrees with Investor, Thomas (and any subsequent holder(s) of Registrable Securities (each a "HOLDER")) that, if the Company proposes to file a registration statement under the Securities Act (including, without limitation, relating to a primary offering of Common Stock by the Company or shall receive a demand for registration from any stockholder), then the Company shall in each case give prompt written notice of such proposed filing to each Holder at least sixty (60) days before the proposed filing date and, by such notice, shall offer to each Holder the opportunity to include in such registration statement the number of Registrable Securities as such Holder may request in writing. The Company shall permit, or shall cause the managing underwriter of a proposed underwritten offering to permit, the Holders from whom such written requests have been received to include such number of Registrable Securities (the "PIGGYBACK SHARES") in the proposed offering on terms and conditions no less favorable to the Holders as the terms and conditions applicable to securities of the Company included therein or as applicable to securities of any person other than the Company and the Holders of Piggyback Shares if the securities of any such person are included therein; PROVIDED, HOWEVER, that the Company shall not be required to honor any such request that is received more than sixty (60) days after the proper giving of the Company's notice. Notwithstanding any other provision of this Section 4.2(b), if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company will promptly give Investor and Thomas written notice of such advice (such notice to state the basis of such belief and the approximate number of such securities which may be so included without having such effect), and the number of Piggyback Shares held by the Holders to be included in such underwriting shall not be reduced unless all other securities, other than securities to be offered for the accounts of Healthcare Financial, Lenders and/or their affiliates ("LENDER SHARES"), the Holders and the Company, are first entirely excluded from the underwriting, and unless the number of Lender Shares, on the one hand, and Piggyback Shares on the other hand, are cut back on a pro rata basis based on the number of Lender Shares and/or Piggyback Shares requested to be included in such offering. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the Registrable Securities with respect to the registrations pursuant to this
Section 4.2 for each Holder, including (without limitation) all registration, filing, and qualification fees, printing and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the selling Holders selected by them. If the Company decides not to proceed with the piggyback offering, the Company will have no obligation to proceed with the offering of the Piggyback Shares. Each Holder may elect to withdraw his request for inclusion of his Piggyback Shares by giving written notice to the Company of his request to withdraw prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay expenses incurred by the Holder in connection with the registration as provided in this
Section 4.2.

                  (c) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation (as defined below), and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person. The term "VIOLATION" means losses, claims, damages, or liabilities (joint or several) to which an indemnified party becomes subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

                  (d) Each Holder of Registrable Securities who participates in a registration pursuant to Section 4.2 shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any Violation insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement of any material fact contained in any such registration statement, or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such registration statement, or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the aggregate amount payable by a Holder pursuant to this Section 4.2(d) shall not exceed the net proceeds received by such Holder in the registered offering out of which its obligations pursuant to this Section 4.2(d) arise.

                  (e) Promptly after receipt by an indemnified party under this
Section 4.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be reimbursed by the indemnifying party if representation of any such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. Except as specified in the immediately preceding sentence, after notice from an indemnifying party to an indemnified party of such indemnifying party's election to assume the defense pursuant to the immediately preceding sentence, such indemnifying party shall not be liable to the indemnified party under this Section 4.2 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability to the indemnified party under this
Section 4.2 with respect to such action, except to the extent the indemnifying party is materially prejudiced as a result of not receiving such notice, and shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.2 or with respect to any other action except to the extent the indemnifying party is materially prejudiced as a result of not receiving such notice. No indemnifying party shall, without the written consent of the indemnified party, which consent will not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (f) If the indemnification provided for in this Section 4.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (c) or (d) of this Section 4.2 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information about such indemnifying party or indemnified party supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.2(f) were determined by PRO RATA allocation (even if the Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.2. In no event shall the liability of any Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under this Section 4.2 had been available under the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters, selling agents or other securities professionals in this
Section 4.2(f) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

                  (g) The obligations of an indemnifying party under this
Section 4.2 shall be in addition to any liability that the indemnifying party may otherwise have to any indemnified party under Section 4.6 or otherwise. The remedies provided in this Section 4.2 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

         4.3 ADDITIONAL REGISTRATION PROCEDURES.

                  (a) If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 4.2, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request:

                           (i) The Company shall, as expeditiously as possible,
prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective.

                           (ii) The Company shall, prior to filing a
registration statement or prospectus or any amendment or supplement thereto, furnish without charge to each Holder for whom shares are being registered (each a "PARTICIPATING Holder") and legal counsel for Participating Holders, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as each Participating Holder may request in order to facilitate the disposition of the Registrable Securities owned by them.

                           (iii) The Company shall prepare and file with the
Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition set forth in such registration statement (which period shall not exceed the sum of nine months plus any period during which any such disposition is interfered with by any stop order, injunction or other order or requirement of the Commission or any governmental agency or court) or such securities have been withdrawn).

                           (iv) After the filing of the registration statement,
the Company shall promptly, and in no event more than one Business Day, notify the Participating Holders, and confirm such advice in writing, (A) when such registration statement becomes effective, (B) when any post-effective amendment to such registration statement becomes effective, (C) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (D) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Participating Holders any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Participating Holders and their legal counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide Participating Holders, any underwriters and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any registration statement or prospectus or amendment or supplement thereto, including documents incorporated by reference to which a Participating Holder or legal counsel representing a Participating Holder shall object on a timely basis in light of the requirements of the Securities Act or any other applicable laws and regulations.

                           (v) The Company shall use its best efforts to (A)
register or qualify the Registrable Securities covered by the registration statement under such securities or blue sky laws of such jurisdictions in the United States as the Participating Holders (in light of their intended plans of distribution) request and (B) cause such Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition of the Registrable Securities owned by them in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or subject itself to taxation in any such jurisdiction.

                           (vi) The Company shall enter into customary
agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. Each Participating Holder may, at his option, require that any or all of the representations, warranties and covenants of the Company in any underwriting agreement to or for the benefit of any underwriters also be made to and for his benefit. Each Participating Holder shall not be required to make any representations or warranties in the underwriting agreement except with respect to the Participating Holder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with the Participating Holder's material agreements and organizational documents, and with respect to written information relating to the Participating Holder that the Participating Holder has furnished expressly for inclusion in such registration statement.

                           (vii) The Chief Executive Officer and President of
the Company, the Chief Financial Officer of the Company, any Senior Vice President of the Company and other members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential investors.

                           (viii) The Company shall make available for
inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Participating Holder or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any Inspectors in connection with such registration statement.

                           (ix) The Company shall furnish to each Participating
Holder a signed counterpart, addressed to such Participating Holder, of (A) any opinion of counsel to the Company delivered to any underwriter and (B) any comfort letter from the Company's independent public accountants delivered to any underwriter. If no legal opinion is delivered to any underwriter, the Company shall furnish to each Participating Holder, at any time that the Participating Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect.

                           (x) The Company shall comply with all applicable
rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                           (xi) The Company shall use its best efforts to cause
all such Registrable Securities registered pursuant to this Agreement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Purchaser.

                           (xii) Each Participating Holder agrees that, upon
receipt of any notice from the Company of the happening of any event of the kind described in clause 4.3(a)(iv)(D), the Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Participating Holder's receipt of the copies of the supplemented or amended prospectus contemplated by that clause, and, if so directed by the Company, the Participating Holder will deliver to the Company all copies, other than permanent file copies then in the Participating Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company gives such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to clause 4.3(a)(iv)(D) to the date when the Company shall make available to

Purchaser a prospectus supplemented or amended to conform with the requirements of that clause.

                           (xiii) From and after the date of this Agreement, the
Company shall not, without the prior written consent of Investor and Thomas, (A) enter into any agreement granting demand registration rights with respect to its Common Stock or other securities, (B) enter into any agreement granting piggyback registration rights with respect to the Common Stock or other securities which are inconsistent with or superior to the rights granted to Investor and Thomas hereunder; or (C) amend any agreement in effect as of the date hereof which grants registration rights to any other person or entity so as to cause such registration rights to be inconsistent with or superior to the rights granted to Investor and Thomas hereunder or to otherwise adversely affect the registration rights granted to Investor and Thomas hereunder.

                  (b) As long as Investor owns any of the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as Investor owns any of the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to Investor.

         4.5 SECURITIES LAWS DISCLOSURE; PUBLICITY. By 6:00 a.m. (California time) on the Trading Day following the execution of this Agreement, and by 6:00 a.m. (California time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date, the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the Commission (other than in a registration statement filed pursuant to Section 4.2 and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange
Act) or any regulatory agency or Trading Market, without the prior written consent of Investor, except to the extent such disclosure is required by law or Trading Market regulations.

         4.6 INDEMNIFICATION OF INVESTOR.

                  (a) In addition to the indemnity provided in Section 4.2, the Company will indemnify and hold Investor and his partners, employees, consultants and agents (each, an "INVESTOR PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party suffers or incurs as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.

                  (b) In addition to the indemnity provided in Section 4.2, Investor will indemnify and hold the Company and its directors, officers, stockholders, partners, employees and agents (each, a "COMPANY PARTY") harmless from any and all Losses that any such Company Party suffers or incurs as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by Investor in any Transaction Document.

                  (c) The provisions contained in Sections 4.2 relating to conduct of indemnification proceedings and contribution shall apply to any indemnification required under this Section 4.6 as if those provisions were set forth herein. The indemnification and contribution agreements contained or incorporated into this Section 4.6 are in addition to any liability that the Investor Party and Company Party may have to one another.

         4.7 LISTING OF SECURITIES. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

         4.8 USE OF PROCEEDS. The Company will use all of the proceeds from the exercise of the Exercised Warrants to repay a portion of the $10.7 Million Note concurrent with the execution of this Agreement in accordance with the terms of the Payoff Agreement. The Company will use the proceeds from the sale, if any, of the Shares hereunder (plus additional funds of the Company as needed) to repay the balance of the $10.7 Million Note and any then outstanding obligations under the $10.7 Million Credit Facility concurrent with the Closing in accordance with the terms of the Payoff Agreement.

         4.9 PRE-EMPTIVE RIGHTS. The Company hereby grants to Investor and Thomas pre-emptive rights with respect to issuances, on or after the date of this Agreement, by the Company of its equity securities or securities or rights convertible into or exercisable for equity securities, where issuance of those securities or rights would result in dilution of Investor's or Thomas's beneficial ownership (as calculated by Investor or Thomas for purposes of Section 13(d) of the Exchange Act) of the Common Stock of the Company on a fully-diluted basis taking into account all Common Stock Equivalents (each a "POST-TRANSACTION PERCENTAGE") to less than his respective beneficial ownership of the Common Stock of the Company on a fully-diluted basis taking into account all Common Stock Equivalents immediately prior to the consummation of the proposed issuance (each a "PRE-TRANSACTION PERCENTAGE"). Each time the Company proposes to issue or offer any shares of, or securities or rights convertible into or exercisable for any shares of, any class of the Company's equity securities (the "NEW Shares") that would reduce Investor's or Thomas's Post-Transaction Percentage to below his respective Pre-Transaction Percentage, the Company shall first make a written offer (the "OFFER NOTICE") to Investor and Thomas of such portion of the New Shares that would maintain Investor's and Thomas's Post-Transaction Percentage at a minimum of their respective Pre-Transaction Percentage (the "PRO RATA SHARE"). The Offer Notice would state the Company's (A) bona fide intention to issue or offer the New Shares, (B) the identity of the Person(s) to whom the New Shares are to be issued or offered,
(C) the number of New Shares to be issued or offered, and (D) the price and terms upon which it proposes to issue or offer the New Shares. Investor and/or Thomas may, by written notice to the Company delivered within thirty (30) days of their respective receipt of the Offer Notice, elect to purchase, at the price and on the terms specified in the Offer Notice, up to the Pro Rata Share. The closing of the sale of such portion of the Pro Rata Share as Investor and/or Thomas elect to purchase shall occur simultaneously with the issuance or sale of the New Shares to other Person(s) identified in the Offer Notice, no earlier than forty-five (45) days following Investor's and Thomas's receipt of the Offer Notice (unless a shorter period of time is agreed to by Investor and Thomas in their sole discretion), and the Pro Rata Share shall be priced equal to the lowest price paid by any of the other Person(s) identified in the Offer Notice, including any who may be receiving or purchasing New Shares by virtue of similar pre-emptive or other purchase rights. If the Company does not consummate the issuance or sale of the New Shares within sixty (60) days following Investor's and Thomas's receipt of the Offer Notice, then the New Shares shall not be offered, issued or sold unless again offered to Investor and Thomas in accordance with this Section 4.9. Upon execution of this Agreement, the pre-emptive rights contained in this Section 4.9 shall supersede and replace the pre-emptive rights contained or incorporated by reference in the Rescission Agreement.

         4.10 CREDIT FACILITIES. The Company hereby agrees to provide Investor and Thomas with written notice of any default under the Credit Facilities no later than one Business Day after the Company receives from or provides to the Lenders or their affiliates or representatives written notice of the default.

         4.11 OPTION AND STANDSTILL AGREEMENT; RELEASE, WAIVER AND COVENANT NOT TO SUE. The Company acknowledges and does not object to Investor's entry into the Option and Standstill Agreement and the consummation of the transactions contemplated thereby. The Company, on behalf of itself, each Subsidiary and any related or affiliated entity or person, together with their respective officers, directors, shareholders, members, managers, employees, agents, representatives, successors and assigns (collectively the "RELEASING PARTIES"), fully, forever and irrevocably release, waive and relinquish any claim or cause of action (collectively, "RELEASED CLAIMS") that the Releasing Parties now have or in the future may have against the Investor, Thomas or any related or affiliated entity or person, or their respective officers, directors, shareholders, members, managers, employees, agents, representatives, successors and assigns (collectively the "RELEASED PARTIES") relating to or arising from the negotiation, execution and consummation of the transactions under the Option and Standstill Agreement, and/or to the effect that any of the Released Parties utilized threats, coercion, undue influence or other methods of causing the Releasing Parties to voluntarily or involuntarily agree to the releases, waivers, and covenants not to sue set forth herein or that any of the Released Parties was party to or acted or failed to act in a manner which directly or indirectly gave rise to a principal-agent relationship with any of the Releasing Parties. Each of the Releasing Parties hereby promises, covenants and agrees not to sue any of the Released Parties, and not to bring any legal action or proceeding of any kind against any of the Released Parties, in any court or administrative proceeding, in any venue, which legal action or proceeding violates any covenant, condition, representation or warranty made by the Releasing Parties in this Agreement, or directly or indirectly seeks to (a) impose or bring any Released Claims on or against any of the Released Parties, or (b) obtain or impose on any of the Released Parties any temporary restraining order, preliminary injunction, permanent injunction, or any other equitable, provisional or injunctive relief based on acts or omissions relating to or arising from the Released Claims. The foregoing releases, waivers and covenants not to sue are permanent and shall survive the expiration or termination of this Agreement.

                                   ARTICLE V.
                         CONDITIONS PRECEDENT TO CLOSING

         5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE SHARES. The obligation of Investor to acquire the Shares at the Closing pursuant to the Purchase Right is subject to the satisfaction or waiver by Investor, at or before the Closing, of each of the following conditions:

                  (a) ELECTION TO EXERCISE PURCHASE RIGHT. Investor shall have elected, in his sole discretion, to exercise the Purchase Right, as follows:

                           (i) at any time on or after August 1, 2008, Investor
may provide written notice to the Company of his intention to purchase the Shares pursuant to the Purchase Right ("ELECTION NOTICE");

                           (ii) at any time on or after August 1, 2008 that the
Company is able to satisfy all of the conditions precedent to Closing set forth in Sections 5.1(b)-(i), the Company may provide Investor with written notice ("ELECTION REQUEST") requesting that Investor, in his sole discretion, provide the Company with an Election Notice within ten business days after Investor's receipt of the Election Request, which Election Request shall be accompanied by a signed certification, dated the date of the Election Request, in the form described in Section 5.1(g);

                           (iii) if Investor provides to the Company an Election
Notice pursuant to Sections 5.1(a)(i) or 5.1(a)(ii), then the Closing shall occur on a date mutually acceptable to Investor and the Company, which date shall be within 30 days after the Company's receipt of the Election Notice and shall be subject to the fulfillment of the conditions precedent to Closing contained in this Article V;

                           (iv) if Investor provides to the Company an Election
Notice but the Company is unable to fulfill all of the conditions precedent to Closing contained in Sections 5.1(b)-(i), then the Purchase Right shall continue in full force and effect until the Outside Date; and

                           (v) if the Company provides to Investor an Election
Request but Investor reasonably believes that the Company is or at the Closing will be unable to fulfill all of the conditions precedent to Closing contained in Sections 5.1(b)-(i), then Investor shall notify the Company in writing ("DISAGREEMENT NOTICE") of his belief within ten business days after Investor's receipt of the Election Request, and the Purchase Right shall continue in full force and effect until the Outside Date.

                           (vi) if the Company provides to Investor an Election
Request but (X) Investor does not timely provide a Disagreement Notice, (Y) Investor does not timely provide an Election Notice in response to the Election Request, or (Z) if all conditions precedent to Closing contained in this Article V have been satisfied but Investor fails to close within the timeframe set forth in Section 5.1(a)(iii), then the Purchase Right shall lapse.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, and Investor shall have received a certificate, dated the date of the Closing, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect;

                  (c) PERFORMANCE. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, and Investor shall have received a certificate, dated the date of the Closing, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect;

                  (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or Warrants;

                  (e) NO SUSPENSIONS OF TRADING IN COMMON STOCK; LISTING. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

                  (f) COMPANY DELIVERABLES. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

                  (g) NO MATERIAL ADVERSE EFFECT. At and from the date(s) of any Election Notices and Election Requests, and through the Closing, there shall not have occurred or exist any change, circumstance or event concerning the Company or any of its Subsidiaries that has had or could be reasonably likely to have a Material Adverse Effect, and Investor shall have received a certificate, dated the date of the Closing, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect to such officers' knowledge;

                  (h) OTHER AGREEMENTS. The Payoff Agreement and the Option and Standstill Agreement shall be in full force and effect and the parties thereto shall be in compliance with their obligations thereunder; and

                  (i) OC-PIN LITIGATION. The Company shall have resolved Orange County Superior Court Case No. 00108983 filed July 8, 2008 by OC-PIN against the Company, and any cases and claims arising out of the allegation that OC-PIN holds a right to receive or acquire securities of the Company, in a manner such that OC-PIN does not receive additional shares, warrants or other rights to receive Common Stock.

         5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

                  (b) PERFORMANCE. Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Investor at or prior to the Closing;

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

                  (d) INVESTOR DELIVERABLE. Investor shall have delivered the Investment Amount in accordance with Section 2.2(b).

                                  ARTICLE VI.
                                  MISCELLANEOUS

         6.1 FEES AND EXPENSES. Except as otherwise specified in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares to Investor.

6.2 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m. (California time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (California time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                Integrated Healthcare Holdings, Inc.
                                           1301 N. Tustin Ave.
                                           Santa Ana, CA  92705
                                           Attn: Chief Executive Officer
                                           Facsimile: (714) 953-2595

         With a copy to:                   Reed Smith LLP
                                           355 South Grand Ave., Suite 2900
                                           Los Angeles, CA 90071
                                           Attn.: Allen Z. Sussman, Esq.
                                           Facsimile: (213) 457-8080

         If to Investor:                   Kali P. Chaudhuri, M.D.
                                           c/o Strategic Global Management, Inc.
                                           6800 Indiana Avenue, Suite 130
                                           Riverside, CA 92506
                                           Facsimile No. (951) 766-9944

         With copies to:                   Rutan & Tucker, LLP
                                           611 Anton Blvd., Suite 1400
                                           Costa Mesa, CA  92626
                                           Attn: Gregg Amber, Esq.
                                           Facsimile No. (714) 546-9035

                                           Strategic Global Management, Inc.
                                           6800 Indiana Avenue, Suite 130
                                           Riverside, CA 92506
                                           Attn: William E. Thomas, Esq.
                                           Facsimile No. (951) 766-9944

         If to Thomas:                     William E. Thomas, Esq.
                                           c/o Strategic Global Management, Inc.
                                           6800 Indiana Avenue, Suite 130
                                           Riverside, CA 92506
                                           Facsimile No. (951) 766-9944


or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         6.4 AMENDMENTS; WAIVERS; NO ADDITIONAL CONSIDERATION. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         6.5 TERMINATION. This Agreement may be terminated prior to Closing:

                  (a) by written agreement of Investor and the Company; and

                  (b) by the Company or Investor upon written notice to the other, if the Closing shall not have taken place by the Outside Date; PROVIDED, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its or his obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Company and Investor shall not have any further obligation or liability (including as arising from such termination) to the other as a result therefrom.

         6.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         6.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor. Investor may assign any or all of his rights under this Agreement to any Person to whom Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to "Investor."

         6.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

         6.9 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its or his respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its or his reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         6.10 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

         6.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         6.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.13 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Investor may rescind or withdraw, in his sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to his future actions and rights.

         6.14 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

         6.15 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.16 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises his rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                         INTEGRATED HEALTHCARE HOLDINGS, INC.


                                          By: /s/ Bruce MogeL
                                              ----------------------------------
                                               Name:  Bruce Mogel
                                               Title: Chief Executive Officer



                                         INVESTOR


                                         /s/ Kali P. Chaudhuri, M.D.
                                         ---------------------------------------
                                         Kali P. Chaudhuri, M.D.



                                         DELIVERY INSTRUCTIONS
                                         (IF DIFFERENT FROM ADDRESS FOR NOTICES)

                                         c/o:
                                              ----------------------------------

                                         Street:
                                                --------------------------------

                                         City/State/Zip:
                                                         -----------------------

                                         Attention:
                                                    ----------------------------

                                         Tel:
                                                  ------------------------------



         For purposes of Articles IV and VI, I hereby agree to the rights and obligations as set forth in Article IV and the miscellaneous provisions set forth in Article VI. Except as expressly set forth in the preceding sentence, I am not a party to this Agreement and have given no representations, warranties or assurances to any person.

                                         THOMAS



                                            /s/ William E. Thomas
                                            ------------------------------------
                                            William E. Thomas

                         OPTION AND STANDSTILL AGREEMENT

         This Option and Standstill Agreement (this "AGREEMENT"), dated effective as of July 18, 2008, is made by and among Medical Provider Financial Corporation I, a Nevada corporation ("MPFC I"), Medical Provider Financial Corporation II, a Nevada corporation ("MPFC II"), Medical Provider Financial Corporation III, a Nevada corporation ("MPFC III"), Healthcare Financial Management & Acquisitions, Inc., a Nevada corporation ("OPTIONOR") and Kali P. Chaudhuri, M.D., an individual (the "OPTIONEE").

         WHEREAS, the Optionor is currently the holder of (a) a warrant dated October 9, 2007 issued to Optionor (the "4.95% WARRANT") to purchase a minimum of 16,880,484 shares of common stock (subject to certain adjustments described in the warrant) of Integrated Healthcare Holdings, Inc., a Nevada corporation ("IHHI"), as amended as set forth in EXHIBIT A to the Early Loan Payoff Agreement, and (b) a warrant dated December 12, 2005 issued to Optionor (the "31.09% WARRANT") to purchase a minimum of 26,097,561 shares of common stock (subject to certain adjustments described in the warrant) of IHHI, as amended by amendment no. 1 dated effective as of April 26, 2006 and amendment no. 2 dated effective as October 9, 2007, and as amended as set forth in EXHIBIT B to the Early Loan Payoff Agreement.

         WHEREAS, Optionor desires to sell to Optionee and Optionee desires to purchase from Optionor an option to purchase the 4.95% Warrant and the 31.09% Warrant on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "$10.7 MILLION CREDIT FACILITY" means the $10,700,000 Credit Agreement and related documents, dated October 9, 2007, among the Borrowers, MPFC III, and the Credit Parties.

                  "$50 MILLION CREDIT FACILITY" means the $50,000,000 Revolving Credit Agreement, dated October 9, 2007, and related documents among the Borrowers, MPFC I, and the Credit Parties.

                  "$80 MILLION CREDIT FACILITY" means the $80,000,000 Credit Agreement and related documents, dated October 9, 2007, among the Borrowers, MPFC II, and the Credit Parties.

                  "BORROWERS" means collectively the following California corporations: IHHI, WMC-SA, Inc., WMC-A, Inc., Chapman Medical Center, Inc. and Coastal Communities Hospital, Inc.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

                  "CREDIT FACILITIES" means the $10.7 Million Credit Facility, $80 Million Credit Facility and the $50 Million Credit Facility.

                  "CREDIT PARTIES" means Pacific Coast Holdings Investment, LLC, a California limited liability company, West Coast, Ganesha Realty, LLC, a California limited liability company, and OC-PIN.

                  "EARLY LOAN PAYOFF AGREEMENT" means that certain Early Loan Payoff Agreement dated effective as of the effective date of this Agreement, by and among the Borrowers, MPFC I, MPFC II, MPFC III and Optionor.

                  "OC-PIN" means Orange County Physicians Investment Network, LLC, a Nevada limited liability company.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "WARRANTS" means the 4.95% Warrant and the 31.09% Warrant.

                  "WEST COAST" means West Coast Holdings, LLC, a California limited liability company.

                                 ARTICLE II.
               OPTION AND STANDSTILL AGREEMENTS REGARDING WARRANTS

         2.1 OPTION TO PURCHASE WARRANT.

                  (a) Subject to the terms and conditions contained herein, Optionor hereby grants to Optionee the right and option ("OPTION") to purchase from Optionor the Warrants, to the extent not then exercised, sold, transferred, assigned or hypothecated by Optionor as permitted in Section 2.2 below, for an aggregate purchase price of Ten Thousand Dollars ($10,000.00) ("PURCHASE PRICE"). In consideration for the grant of the Option, Optionee shall pay Optionor an Option fee of One Hundred Dollars ($100.00) upon execution and delivery of this Agreement.

                  (b) The Option may be exercised at any time from and after payment in full of all amounts due and owing from the Borrowers to MPFC III under the $10.7 Million Credit Facility, to MPFC II under the $80 Million Credit Facility and to MPFC I under the $50 Million Credit Facility (the "FINAL PAYMENT DATE") until the date which is six (6) years following the Final Payment Date.

                  (c) Promptly upon exercise of the Option via delivery of written notice and payment of the Purchase Price to Optionor, Optionor shall transfer to the Optionee the Warrants, or the remainder thereof, and will deliver to the Optionee (with copies to IHHI) duly executed warrant assignments and any additional deliveries required to transfer to the Optionee the Warrants, or remainder thereof, provided that Optionee agrees to be bound by all of the terms of the Warrants as the Holder thereunder.

         2.2 STANDSTILL; EXCEPTIONS. Prior to expiration of the Option, Optionor agrees not to amend or terminate either the 4.95% Warrant or the 31.09% Warrant (except as explicitly set forth in EXHIBIT A and EXHIBIT B attached to the Early Loan Payoff Agreement on the effective date of this Agreement) without the prior written consent of the Optionee, which may be granted or withheld in the Optionee's sole discretion. Prior to expiration of the Option, Optionor shall not exercise, sell, transfer, assign or hypothecate either Warrant except during such time or times as (a) IHHI is then in payment default (after the expiration of all applicable cure periods) under any of the Credit Facilities and (b) the Optionee has been provided in writing with a notice of such payment default and a forty-five (45) day opportunity following Optionee's receipt of such notice of payment default to assist IHHI in curing such payment default. To Optionor's knowledge, IHHI is not in payment default as of the effective date of this Agreement under any of the Credit Facilities.

         2.3 NO CHANGE OF CONTROL OR DEFAULT. To the extent that the transactions contemplated herein, including without limitation, the Option, or any other concurrent, previous or future acquisition or disposition of voting or dispositive power over or a pecuniary interest in IHHI's securities by the Optionee or William E. Thomas, or their respective affiliates (through a purchase, a sale, an exercise, a grant, modification, revocation or expiration of a proxy, or otherwise), constituted, constitutes or would constitute a "Change of Control", "Default", "Event of Default" or other breach under any of the Credit Facilities or the Warrants, MPFC I, MPFC II, MPFC III and Optionor each waive such breach or event in connection with such Credit Facilities and the Warrants.

         2.4 NO CONTRAVENTION. MPFC I, MPFC II, MPFC III and Optionor, or any of them, shall not enter into any arrangement or take any action (including without limitation, by way of amendment to or termination of the Early Loan Payoff Agreement or Credit Facilities) which has the effect of modifying, eliminating or diminishing Optionee's rights under this Agreement without Optionee's prior written consent, which may be given or withheld in Optionee's sole discretion.

         2.5 EARLY LOAN PAYOFF AGREEMENT. Notwithstanding any other provision hereof, this Agreement shall not become effective unless and until the Early Loan Payoff Agreement is fully executed and delivered by the parties thereto, and the First Payoff Amount, as defined therein, has been paid by or on behalf of Borrowers to MPFC III, as provided therein. Notwithstanding any other provision hereof, with the exception of Article III hereof, this Agreement shall terminate and be of no further force or effect if the Second Payoff Amount, as defined in the Early Loan Payoff Agreement, has not been paid by or on behalf of Borrowers to MPFC III, as provided in the Early Loan Payoff Agreement, on or before January 10, 2009.

                                  ARTICLE III.
                                  MISCELLANEOUS

         3.1 FEES AND EXPENSES. Each party shall pay their own respective fees and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the transactions contemplated in this Agreement.

         3.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         3.3 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt or three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
SECTION 3.3); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below, or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The address for such notices and communications shall be as follows:

         If to MPFC I,
         MPFC II, MPFC III
         or Optionor:              Medical Provider Financial Corporation I
                                   2100 South State College Blvd.
                                   Anaheim, CA 92806
                                   Attn:  Sidney Field, CEO, or
                                   Joseph J. Lampariello, President and COO, or
                                   Adam Field, Sr. Vice President Development
                                   Facsimile: (714) 935-3114

         With a copy to:           Sedgwick, Detert, Moran & Arnold LLP
                                   One Market Plaza, Steuart Tower, 8th Floor
                                   San Francisco, CA 94105
                                   Attn:  Gary C. Sheppard, Esq.
                                   Facsimile: (415) 781-2635

         If to the Optionee:       Kali P. Chaudhuri, M.D.
                                   c/o Strategic Global Management, Inc.
                                   6800 Indiana Avenue, Suite 130
                                   Riverside, CA 92506
                                   Facsimile: (951) 766-9944

         With copies to:           Rutan & Tucker, LLP
                                   611 Anton Blvd., Suite 1400
                                   Costa Mesa, CA  92626
                                   Attn: Gregg Amber, Esq.
                                   Facsimile: (714) 546-9035

                                   and

                                   Strategic Global Management, Inc.
                                   6800 Indiana Avenue, Suite 130
                                   Riverside, CA 92506
                                   Attn: William E. Thomas, Esq.
                                   Facsimile: (951) 766-9944

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         3.4 AMENDMENTS; WAIVERS; NO ADDITIONAL CONSIDERATION. No provision of this Agreement may be waived or amended except in a written instrument signed by each of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         3.5 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the transaction documents in connection herewith.

         3.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Provided that all amounts due from the Borrowers to MPFC III under the $10.7 Million Credit Facility, to MPFC II under the $80 Million Credit Facility and to

MPFC I under the $50 Million Credit Facility are paid off, Optionee may assign any or all of his rights under this Agreement and the Option to a third party, provided that such third party agrees in writing to be bound by all of the provisions hereof that apply to Optionee.

         3.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         3.8 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to contracts made and performed in that state and any applicable laws of the United States of America. Each party hereto hereby consents and agrees that the state or federal courts located in the State of Nevada, Clark County, City of Las Vegas, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among the parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the parties hereto each acknowledge that any appeals from those courts may have to be heard by a court located outside of Clark County, Nevada. Each of the parties hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each of the parties hereto hereby waives any objection that any such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each of the parties hereto hereby agrees that service of such summons, complaints and other process may be made at the addresses set forth below their signatures on this Agreement.

         3.9 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other form of electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

         3.10 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         3.11 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereunder will be entitled to specific performance of this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and each party hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         3.12 ATTORNEYS' FEES. If any action or proceeding is brought by any party hereto against any other party hereto, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and statutory and non-statutory costs incurred in connection with the prosecution or defense of such action.

         3.13 TIME OF THE ESSENCE. Time is of the essence in the performance of each and every term, condition and covenant of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Option and Standstill Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


  HEALTHCARE FINANCIAL MANAGEMENT & ACQUISITIONS, INC.        KALI P. CHAUDHURI, M.D.

  By:_________________________________                        _________________________________________
  Name:  Joseph J. Lampariello
  Title:  President and COO

  MEDICAL PROVIDER FINANCIAL CORPORATION I                     MEDICAL PROVIDER FINANCIAL CORPORATION II

  By:_________________________________                         By:_________________________________
  Name:  Joseph J. Lampariello                                 Name:  Joseph J. Lampariello
  Title:  President and COO                                    Title:   President and COO

  MEDICAL PROVIDER FINANCIAL CORPORATION III

  By:_________________________________
  Name:  Joseph J. Lampariello
  Title:  President and COO